Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Wireless Facilities, Inc.:

We consent to incorporation by reference in registration statements No. 333-53014, No. 333-71618, No. 333-74108, and No. 333-112956 on Form S-3; No. 333-112957 on Form S-4; and No. 333-90455, No. 333-54818, No. 333-71702, No. 333-91852, No. 333-116903, No. 333-124957, and No. 333-127060 on Form S-8 of Wireless Facilities, Inc. of our report dated March 24, 2005, except for the 2004 related information in Notes 2 and 4, which is as of September 10, 2007, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of Wireless Facilities, Inc. and subsidiaries for the year ended December 31, 2004, which report appears in the December 31, 2006 Annual Report on Form 10-K of Wireless Facilities, Inc.

As discussed in Note 2 to the consolidated financial statements, the consolidated financial statements for the year ended December 31, 2004 have been restated.

/s/ Kpmg Llp
San Diego, California
September 10, 2007